Innovate Biopharmaceuticals Announces Shareholder Approval of All Proposals in Connection with the Pending Merger with RDD Pharma Ltd. to Create 9 Meters Biopharma, a GI-centric Platform Company

Closing of this transformative transaction expected in early Q2 2020 upon completion of remaining closing conditions and receipt of regulatory approval in Israel

RALEIGH, N.C., February 18, 2020 (PR Newswire) -- Innovate Biopharmaceuticals, Inc. (Nasdaq: INNT - “Innovate”), a clinical-stage biotechnology company focused on developing novel therapeutics announced the results from its February 14, 2020 special meeting of shareholders to approve proposals related to its upcoming merger with RDD Pharma Ltd. (“RDD”). At the Meeting, the stockholders approved all three proposals and cast their votes as follows:

1. To authorize, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of shares of our common stock, pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization, dated October 6, 2019, by and among the Company, RDD Pharma Ltd (“RDD”) and the other parties thereto, as amended by Amendment No. 1, dated December 17, 2019 (the “Merger Agreement”), in an amount in excess of 20% of our common stock outstanding before the issuance of such common stock (the “Merger Consideration Proposal”):

Votes For	Votes Against	Votes Abstained
16,224,114	79,088	11,606

2. To approve the potential issuance of 20% or more of the Company’s issued and outstanding common stock pursuant to a proposed reduction in the exercise price of outstanding warrants (the “Warrants Proposal”):

Votes For	Votes Against	Votes Abstained
15,722,048	498,663	94,096

3. To authorize an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of its issued and outstanding common stock at a specific ratio, within a range of 1-for-5 and 1-for-20, to be determined by the Company’s Board of Directors in its sole discretion and effected, if at all, within one year of the date the proposal is approved by stockholders:

Votes For	Votes Against	Votes Abstained
23,055,748	3,257,701	125,032

Executive Chairman of Innovate, Sandeep Laumas, M.D., stated, “the Innovate team is thrilled and grateful for the overwhelming participation and support from our shareholders regarding the upcoming merger with RDD. The approval brings us much closer to the execution of what we believe will be a transformative event for all Innovate stakeholders. When the Merger is completed, we anticipate that the combination of a combined clinical pipeline, a seasoned Board of Directors and world class management and prominent healthcare-dedicated institutional investors would position the combined company, 9 Meters Biopharma, Inc. (“9 Meters”) to recognize multiple value inflection points over the next 24 months.”

RDD’s CEO and CEO designate of 9 Meters, John Temperato, noted “With the recent approvals by the shareholders of both Innovate and RDD, our vision of creating a powerful GI centric platform company with a pipeline of late development-stage therapeutic candidates is in view. Upon completion of the Merger, 9 Meters will focus on developing urgently needed treatments for specialty, rare and orphan patient populations with debilitating GI diseases.” In November, RDD Pharma Ltd., entered into a non-binding letter of intent ("LOI") to acquire Naia Rare Diseases ("Naia"), a biopharmaceutical company developing drugs for Short Bowel Syndrome ("SBS") and other rare gastrointestinal diseases. Mr. Temperato continued “combining the pipelines of Innovate, RDD, and Naia Rare Diseases into 9 Meters Biopharma illustrates our unwavering commitment to produce meaningful science, readouts, and inflection points for our shareholders and most importantly for patients who are not just looking to survive but to thrive.”

About Innovate Biopharmaceuticals, Inc.
Innovate is a clinical stage biotechnology company focused on developing novel therapeutics for autoimmune and inflammatory diseases. Innovate’s lead drug candidate, larazotide acetate, has a mechanism of action that renormalizes the dysfunctional intestinal barrier by decreasing intestinal permeability and reducing antigen trafficking, such as gliadin fragments in celiac disease, and bacterial toxins and immunogenic antigens in nonalcoholic steatohepatitis (NASH). In several diseases, including celiac disease, NASH, ASH, Crohn’s disease, ulcerative colitis, irritable bowel syndrome (IBS), type 1 diabetes mellitus (T1DM), chronic kidney disease (CKD), the intestinal barrier is dysfunctional with increased permeability. On October 7, 2019 the Company announced that it had entered into a definitive merger agreement pursuant to which the Company agreed to acquire all of the outstanding capital stock of privately held RDD in an all-stock transaction. This transaction includes a concurrent capital raise led by OrbiMed Advisors LLC. After closing, the Company will change its name to 9 Meters Biopharma. The transaction is expected to close early in the second quarter of 2020, subject to the completion of the remaining closing conditions and receipt of regulatory approval in Israel. For more information, please visit www.innovatebiopharma.com.

About RDD Pharma
RDD Pharma, Ltd. (“RDD”), is a privately held biopharmaceutical company focused on orphan and innovative therapies for gastrointestinal disorders. The company has two clinical stage products which serve significant unmet needs. RDD-0315 is currently in Phase 2 development for the treatment of fecal incontinence in spinal cord injury patients. RDD-0315 has received Orphan Drug status in the E.U. and Fast Track designation in the U.S. RDD-1609 is being developed for the treatment of Pruritus Ani. For more information, please visit www.rddpharma.com.

Forward Looking Statements
This press release includes forward-looking statements based upon Innovate’s and RDD’s current expectations. Forward-looking statements involve risks and uncertainties, and include, but are not limited to, statements about the structure, timing and completion of the proposed Merger; the combined company’s listing on Nasdaq after closing of the proposed Merger; expectations regarding the ownership structure of the combined company; the expected executive officers and directors of the combined company; the combined company’s expected cash position at the closing of the proposed Merger; expectations regarding the financing; the future operations of the combined company; the nature, strategy and focus of the combined company; the development and commercial potential and potential benefits of any product candidates of the combined company; the executive and board structure of the combined company; the location of the combined company’s corporate headquarters; anticipated preclinical and clinical drug development activities and related timelines, including the expected timing for data and other clinical and preclinical results; the company having sufficient resources to advance its pipeline; and other statements that are not historical fact. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: (i) the risk that the conditions to the closing of the proposed Merger are not satisfied; (ii) uncertainties as to the timing of the consummation of the proposed Merger and the ability of each of Innovate and RDD to consummate the proposed Merger; (iii) risks related to Innovate’s ability to manage its operating expenses and its expenses associated with the proposed Merger pending closing; (iv) risks related to the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the proposed Merger; (v) the risk that as a result of adjustments to the exchange ratio, Innovate stockholders and RDD stockholders could own more or less of the combined company than is currently anticipated; (vi) risks related to the market price of Innovate common stock relative to the exchange ratio; (vii) unexpected costs, charges or expenses resulting from the transaction; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Merger; (ix) the uncertainties associated with the clinical development and regulatory approval of product candidates; (x) risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance these product candidates and its preclinical programs; (xi) uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; (xii) risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; and (xiii) risks associated with the possible failure to realize certain anticipated benefits of the proposed Merger, including with respect to future financial and operating results. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section entitled “Risk Factors” in Innovate’s Annual Report on Form 10-K for the year ended December 31, 2018 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the SEC, and in other filings that Innovate has made and will make with the SEC. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. Innovate expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SOURCE: Innovate Biopharmaceuticals, Inc.

Contact:

Innovate Biopharmaceuticals, Inc.
Edward J Sitar
Chief Financial Officer -
Tel: +1.201.320.4242
Email: esitar@innovatebiopharma.com
www.innovatebiopharma.com

Jennifer K. Zimmons, Ph.D.
Investor Relations
Tel: +1.917.214.3514
Email: jzimmons@innovatebiopharma.com
www.innovatebiopharma.com

RDD Pharma, Ltd.
John Temperato
Email: jtemperato@rddpharma.com
www.rddpharma.com